EXHIBIT 99.1

FOR RELEASE 6:00 AM ET, January 26, 2023

Contact:    Robert S. Tissue, Executive Vice President & CFO

Telephone:    (304) 530-0552

Email:        rtissue@summitfgi.com

SUMMIT FINANCIAL GROUP REPORTS RECORD Q4 2022 EPS OF $1.16 ON CONTINUED STRONG LOAN GROWTH RESULTING IN 19.5 PERCENT ANNUALIZED INCREASE IN TBVPS

MOOREFIELD, WV – January 26, 2023 (GLOBE NEWSWIRE) – Summit Financial Group, Inc. (“Company” or “Summit”) (NASDAQ: SMMF) today reported financial results for the fourth quarter of 2022, including continued strong earnings on growth in loans and total revenue.

The Company, which serves commercial and individual clients across West Virginia, the Washington D.C. metropolitan area, Virginia and Kentucky through Summit Community Bank, Inc., reported net income applicable to common shares of $14.9 million, or $1.16 per diluted share, for the fourth quarter of 2022, as compared to $14.2 million, or $1.11 per diluted share, for the third quarter of 2022 and $12.4 million, or $0.95 per diluted share, for the fourth quarter of 2021.

“In the fourth quarter and full year of 2022, our team continued expanding existing customer relationships and cultivating new relationships from our strong commercial pipelines to continue to deliver annualized double-digit loan growth, strong deposit growth, increased revenue and earnings,” said H. Charles Maddy, III, President and Chief Executive Officer. “Our disciplined underwriting standards consistently provide stable asset quality metrics and improved in the fourth quarter and for year-end. Given the challenging interest rate environment, the sequential increase in our tangible book value per common share differentiates us from our peers. Our tremendous operating results in 2022, pending merger with PSB Holding Corp. and the strength of our balance sheet well-positions us for continued growth in 2023.”

Highlights for Q4 2022

●

Total loans, excluding mortgage warehouse lines of credit and Paycheck Protection Program (“PPP”) lending, increased 2.6 percent (10.3 percent annualized) during the quarter and 17.1 percent since December 31, 2021.

●	Deposits increased 2.0 percent (8.0 percent annualized) during the fourth quarter and 7.7 percent for full year 2022.

●

Tangible book value per common share (“TBVPS”) increased $1.01 (4.9 percent or 19.5 percent annualized) to $21.70 during the quarter, which included unrealized net gains on debt securities available for sale (“AFS”) of $0.09 per common share (net of deferred income taxes) recorded in Other Comprehensive Income (“OCI”), partially offset by decreases in the fair values of derivative financial instruments hedging against higher interest rates totaling $0.08 per common share (net of deferred income taxes) also recorded in OCI. For full year 2022, Summit’s TBVPS increased 11.1 percent, while for the vast majority of our peers’ TBVPS declined, and in some cases significantly so, during the same period.

●

Net interest margin (“NIM”) decreased 4 basis points to 3.80 percent from the linked quarter and increased 31 basis points from the year-ago quarter, as increased yields on interest earning assets were offset by increased cost of deposits and other funding.

●

Total noninterest expense decreased 1.9 percent to $18.8 million in the quarter, primarily due to deferred director compensation income of $316,000 in Q4 compared to $830,000 deferred director compensation expense in the linked quarter and up 5.1 percent from the year-ago quarter primarily due to higher salary and benefits expenses.

●	Annualized non-interest expense decreased to 1.92 percent of average assets compared to 2.01 percent of average assets for the linked quarter and 2.02 for the year-ago period.

●	Achieved an efficiency ratio of 46.40 percent compared to 47.95 percent in Q3 2022 and 48.85 percent in the year-ago quarter.

●

Incurred $1.50 million provision for credit losses in the quarter increasing period-end allowance for loan credit losses to $38.9 million, or 1.26 percent of total loans and 497.2 percent of nonperforming loans.

●	Foreclosed property held for sale declined by 2.4 percent during the quarter and 48.6 percent from the year-ago quarter to $5.07 million or 0.13 percent of assets at period end.

●	Nonperforming assets (“NPAs”) improved to 0.33 percent of total assets at period end, excluding restructured assets, down 4 basis points during the quarter and 30 basis points from December 31, 2021.

●

Announced expansion of our footprint into Eastern Shore of Maryland and Delaware by entering into a definitive merger agreement to acquire PSB Holding Corp. and its bank subsidiary, Provident State Bank, Inc. headquartered in Preston, Maryland.

Results from Operations

Net interest income grew to $34.4 million in the fourth quarter of 2022, an increase of 0.7 percent from the linked quarter and 19.1 percent from the prior-year fourth quarter. NIM for fourth quarter 2022 was 3.80 percent compared to 3.84 percent for the linked quarter and 3.49 percent for the year-ago quarter. Excluding the impact of accretion and amortization of fair value acquisition accounting adjustments, Summit’s net interest margin would have been 3.78 percent for the fourth quarter of 2022, 3.81 percent for the linked quarter and 3.45 percent for the year-ago period.

Noninterest income, consisting primarily of service fee income from community banking activities and trust and wealth management fees, for fourth quarter 2022 was $4.87 million compared to $4.89 million for the linked quarter and $5.95 million for the comparable period of 2021. The Company recorded realized securities losses on debt securities of $24,000 in the fourth quarter of 2022 and $242,000 in the linked quarter. In addition, the Company recognized net gains on equity investments of $280,000 in fourth quarter 2022 compared to $283,000 in the linked quarter.

Mortgage origination revenue decreased to $286,000 in the fourth quarter of 2022 compared to $538,000 in the linked quarter and $1.36 million for the year-ago period reflecting continuing negative impact of higher interest rates on demand for new mortgage loans.  Mortgage origination revenue includes an increase in the fair value of mortgage servicing rights of $140,000 for fourth quarter 2022, $318,000 during the linked quarter and $879,000 for the year-ago period.

Excluding gains and losses on debt securities and equity investments, noninterest income was $4.61 million for fourth quarter 2022 compared to $4.85 million for Q3 2022 and $5.86 million in the year-ago quarter, down primarily as result of lower mortgage origination revenue.

Revenue from net interest income and noninterest income, excluding gains and losses on debt securities and equity investments, remained unchanged compared to the linked quarter at $39.0 million, and up 12.3 percent from $34.7 million in the year-ago quarter, while for the year 2022, it grew to $147.6 million, up 14.0 percent from 2021, outpacing the 6.0 percent noninterest expense increase recorded.

Total noninterest expense decreased to $18.8 million in the fourth quarter of 2022, down 1.9 percent from $19.2 million in the linked quarter and was up 5.1 percent from $17.9 million for the prior-year fourth quarter. The sequential-quarter decrease in total noninterest expense, primarily on higher salary and benefits expenses offset by deferred director compensation income, reflected modest fluctuations in most other categories of operating costs.

Salary and benefit expenses of $10.5 million in the fourth quarter of 2022 increased from $10.2 million for the linked quarter and $9.0 million during the year-ago period. Higher group health insurance premiums and increased accruals for anticipated 2022 performance bonuses account for the primary reasons for the increases.

Net losses and expenses on foreclosed properties were $159,000 during fourth quarter 2022 compared to $26,000 in the linked quarter and $403,000 in the year-ago period.

Other expenses were $2.93 million for Q4 2022 compared to $3.83 million for the linked quarter and $3.25 million in the year-ago period.  The decrease in other expenses was primarily from an increase in deferred director compensation plan-related income to $316,000 during the fourth quarter of 2022 compared to $850,000 plan-related expense during the third quarter of 2022 and $227,000 in the year-ago quarter. For full-year 2022, deferred director compensation plan-related income totaled $612,000 compared to plan related expense of $725,000 for full-year 2021. During Q3 2022, we purchased investments to hedge the changes in the Plan participants’ phantom investments which should serve to significantly reduce the period-to-period volatility of the Plan’s impact on the Company’s statements of income.

Summit’s efficiency ratio was 46.40 percent in the fourth quarter of 2022 compared to 47.95 percent in the linked quarter and 48.85 percent for the year-ago period. Non-interest expense to average assets was 1.92 percent in fourth quarter of 2022 compared to 2.01 percent in the linked quarter and 2.02 percent in the year-ago quarter.

Balance Sheet

As of December 31, 2022, total assets were $3.9 billion, an increase of $340.0 million, or 9.5 percent since December 31, 2021.

Total loans net of unearned fees grew to $3.1 billion on December 31, 2022, up 0.3 percent (or 1.0 percent annualized) during the quarter, and up 11.6 percent from December 31, 2021. Excluding PPP and mortgage warehouse lending, total loans grew to $3.0 billion on December 31, 2022, up 2.6 percent (or 10.3 percent annualized) during the fourth quarter and up 17.1 percent year-to-date.

Total commercial loans, including commercial and industrial (C&I) and commercial real estate (CRE) but excluding PPP lending, grew to $2.0 billion on December 31, 2022, up 1.5 percent (5.9 percent annualized) during the fourth quarter and 15.9 percent year-to-date.

Residential real estate and consumer lending totaled $586.3 million on December 31, 2022, up 1.5 percent (6.1 percent annualized) during the fourth quarter and 3.2 percent year-to-date.

As of December 31, 2022, PPP balances were paid down to $8,000 and mortgage warehouse lines of credit, sourced solely from a participation arrangement with a large regional bank, totaled $130.4 million compared to $194.7 million at September 30, 2022 and $227.9 million at the year-ago period end.

Deposits totaled $3.2 billion on December 31, 2022, a 2.0 percent (or 8.0 percent annualized) increase during the fourth quarter and a 7.7 percent increase year-to-date. Core deposits increased 2.4 percent (9.5 percent annualized) during fourth quarter 2022 to $3.1 billion and increased 8.5 percent in 2022.  Changes in core deposits by category are as follows:

●	Non-interest bearing deposit accounts decreased $65.5 million or 10.6 percent in the fourth quarter of 2022 and $15.4 million or 2.7 percent since December 31, 2021.
●	Interest bearing checking accounts grew $267.7 million or 18.1 percent in the fourth quarter of 2022 and $616.0 million or 54.6 percent since December 31, 2021.
●	Savings accounts declined $86.2 million or 14.8 percent in the fourth quarter of 2022 and $201.4 million or 28.8 percent since December 31, 2021.
●	Core time deposits declined $44.0 million or 13.0 percent in the fourth quarter of 2022 and $157.1 million or 34.8 percent since December 31, 2021.

Total shareholders’ equity was $354.5 million as of December 31, 2022 compared to $327.5 million at December 31, 2021. Summit paid a quarterly common dividend of $0.20 per share in Q4 2022.

For the year 2022, TBVPS increased $2.16 to $21.70. TBVPS was negatively impacted during 2022 by unrealized net losses on AFS debt securities of $3.11 per common share (net of deferred income taxes) recorded in OCI.  However, these losses were partially offset by increased fair values of interest rate caps and swaps (also recorded in OCI) held as hedges against higher interest rates totaling $1.78 per common share (net of deferred income taxes), in the same period.

Summit had 12,783,646 outstanding common shares at the end of 2022 compared to 12,743,125 at year-end 2021.

As announced in the first quarter of 2020, the Board of Directors authorized the open market repurchase of up to 750,000 shares of the issued and outstanding shares of Summit's common stock, of which 323,577 shares have been repurchased to date. The timing and quantity of stock purchases under this repurchase plan are at the discretion of management. During the fourth quarter of 2022, no shares of Summit’s common stock were repurchased under the Plan.

Asset Quality

Net loan charge-offs (“NCOs”) declined to $1,000 in the fourth quarter of 2022. NCOs of $193,000 represented 0.03 percent of average loans annualized in the year-ago period.

Summit recorded a $1.50 million provision for credit losses in the fourth quarter of 2022, reflecting reserve build to support the Company’s significant loan growth and increasing forecasted economic uncertainty. The provision for credit losses was $1.50 million for the linked quarter and the year-ago quarter.

Summit’s allowance for loan credit losses was $38.9 million on December 31, 2022, $36.8 million at the end of the linked quarter, and $32.3 million on December 31, 2021.

The allowance for loan credit losses stood at 1.26 percent of total loans at December 31, 2022 compared to 1.19 percent at the end of the linked quarter, and 1.17 percent at December 31, 2021. The allowance was 497.2 percent of nonperforming loans at December 31, 2022, compared to 254.4 percent at year-end 2021.

Summit’s allowance for credit losses on unfunded loan commitments was $6.95 million on December 31, 2022, $7.60 million at the end of the linked quarter and $7.28 million on December 31, 2021. The allowance for credit losses on unfunded loan commitments decreased $650,000 during the most recent quarter, principally as result of a change in mix of unfunded commitments. Construction loan commitments, which on average have a higher historical loss ratio than do other loans, decreased, while commercial unfunded lines of credit, which carry a lower loss factor and lower utilization rates, increased.

As of December 31, 2022, nonperforming assets (“NPAs”), consisting of nonperforming loans, foreclosed properties and repossessed assets, totaled $12.9 million, or 0.33 percent of assets, compared to NPAs of $14.4 million, or 0.37 percent of assets at the linked quarter-end and $22.6 million or 0.63 percent of assets at year-end 2021.

About the Company

Summit Financial Group, Inc. is the $3.9 billion financial holding company for Summit Community Bank, Inc. Its talented bankers serve commercial and individual clients throughout West Virginia, the Washington, D.C. metropolitan area, Virginia, and Kentucky. Summit’s focus on in-market commercial lending and providing other business banking services in dynamic markets is designed to leverage its highly efficient operations and core deposits in strong legacy locations. Residential and consumer lending, trust and wealth management, and other retail financial services are offered through convenient digital and mobile banking platforms, including MySummitBank.com and 44 full-service branch locations. More information on Summit Financial Group, Inc. (NASDAQ: SMMF), headquartered in West Virginia’s Eastern Panhandle in Moorefield, is available at SummitFGI.com.

FORWARD-LOOKING STATEMENTS

This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.

Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially. Factors that might cause such a difference include: the effect of the COVID-19 pandemic, including the negative impacts and disruptions on the communities we serve, and the domestic and global economy, which may have an adverse effect on our business; current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, and any slowdown in global economic growth; fiscal and monetary policies of the Federal Reserve; future provisions for credit losses on loans and debt securities; changes in nonperforming assets; changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; the successful integration of operations of our acquisitions; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economies. We undertake no obligation to revise these statements following the date of this press release.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)

Quarterly Performance Summary (unaudited) -- Q4 2022 vs Q4 2021

	For the Quarter Ended		Percent
Dollars in thousands	12/31/2022	12/31/2021	Change
Statements of Income
Interest income
Loans, including fees	$43,589	$28,979	50.4%
Securities	4,181	2,763	51.3%
Other	70	75	-6.7%
Total interest income	47,840	31,817	50.4%
Interest expense
Deposits	10,194	1,718	493.4%
Borrowings	3,293	1,267	159.9%
Total interest expense	13,487	2,985	351.8%

Net interest income	34,353	28,832	19.1%
Provision for credit losses	1,500	1,500	0.0%
Net interest income after provision for credit losses	32,853	27,332	20.2%

Noninterest income
Trust and wealth management fees	750	847	-11.5%
Mortgage origination revenue	286	1,361	-79.0%
Service charges on deposit accounts	1,526	1,501	1.7%
Bank card revenue	1,513	1,528	-1.0%
Net gains on equity investments	280	202	38.6%
Net realized losses on debt securities	(24)	(109)	-78.0%
Bank owned life insurance and annuity income	367	293	25.3%
Other income	167	330	-49.4%
Total noninterest income	4,865	5,953	-18.3%
Noninterest expense
Salaries and employee benefits	10,532	8,977	17.3%
Net occupancy expense	1,328	1,265	5.0%
Equipment expense	1,769	1,902	-7.0%
Professional fees	386	438	-11.9%
Advertising and public relations	280	216	29.6%
Amortization of intangibles	351	387	-9.3%
FDIC premiums	352	330	6.7%
Bank card expense	679	703	-3.4%
Foreclosed properties expense, net of (gains)/losses	159	403	-60.5%
Acquisition-related expenses	81	57	42.1%
Other expenses	2,932	3,250	-9.8%
Total noninterest expense	18,849	17,928	5.1%
Income before income taxes	18,869	15,357	22.9%
Income taxes	3,783	2,777	36.2%
Net income	15,086	12,580	19.9%
Preferred stock dividends	225	225	0.0%

Net income applicable to common shares	$14,861	$12,355	20.3%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)

Quarterly Performance Summary (unaudited) -- Q4 2022 vs Q4 2021

	For the Quarter Ended		Percent
	12/31/2022	12/31/2021	Change
Per Share Data
Earnings per common share
Basic	$1.16	$0.96	20.8%
Diluted	$1.16	$0.95	22.1%

Cash dividends per common share	$0.20	$0.18	11.1%
Common stock dividend payout ratio	16.9%	18.3%	-7.7%

Average common shares outstanding
Basic	12,775,703	12,916,555	-1.1%
Diluted	12,837,637	12,976,181	-1.1%

Common shares outstanding at period end	12,783,646	12,743,125	0.3%

Performance Ratios
Return on average equity	17.50%	15.48%	13.0%
Return on average tangible equity (C)	21.75%	19.72%	10.3%
Return on average tangible common equity (D)	22.96%	20.91%	9.8%
Return on average assets	1.54%	1.42%	8.5%
Net interest margin (A)	3.80%	3.49%	8.9%
Efficiency ratio (B)	46.40%	48.85%	-5.0%

NOTES

(A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21%.

(B) - Computed on a tax equivalent basis excluding acquisition-related expenses, gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

(C) - Return on average tangible equity = (Net income + Amortization of intangibles [after-tax]) / (Average shareholders' equity - Average intangible assets).

(D) - Return on average tangible common equity = (Net income + Amortization of intangibles [after-tax]) / (Average common shareholders' equity - Average intangible assets).

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Annual Performance Summary (unaudited) -- 2022 vs 2021

	For the Year Ended		Percent
Dollars in thousands	12/31/2022	12/31/2021	Change
Statements of Income
Interest income
Loans, including fees	$145,364	$112,630	29.1%
Securities	13,052	9,470	37.8%
Other	331	316	4.7%
Total interest income	158,747	122,416	29.7%
Interest expense
Deposits	20,683	8,182	152.8%
Borrowings	9,078	4,302	111.0%
Total interest expense	29,761	12,484	138.4%

Net interest income	128,986	109,932	17.3%
Provision for credit losses	6,950	4,000	73.8%
Net interest income after provision for credit losses	122,036	105,932	15.2%

Noninterest income
Trust and wealth management fees	2,978	2,886	3.2%
Mortgage origination revenue	1,480	3,999	-63.0%
Service charges on deposit accounts	6,150	5,032	22.2%
Bank card revenue	6,261	5,896	6.2%
Net gains on equity investments	265	202	31.2%
Net realized (losses)/gains on debt securities	(708)	425	-266.6%
Bank owned life insurance and annuity income	1,211	1,026	18.0%
Other income	516	742	-30.5%
Total noninterest income	18,153	20,208	-10.2%
Noninterest expense
Salaries and employee benefits	40,452	34,386	17.6%
Net occupancy expense	5,128	4,824	6.3%
Equipment expense	7,253	6,990	3.8%
Professional fees	1,628	1,578	3.2%
Advertising and public relations	893	697	28.1%
Amortization of intangibles	1,440	1,563	-7.9%
FDIC premiums	1,224	1,449	-15.5%
Bank card expense	2,928	2,668	9.7%
Foreclosed properties expense, net of (gains)/losses	236	1,745	-86.5%
Acquisition-related expenses	114	1,224	-90.7%
Other expenses	11,583	11,615	-0.3%
Total noninterest expense	72,879	68,739	6.0%
Income before income taxes	67,310	57,401	17.3%
Income taxes	14,094	11,663	20.8%
Net income	53,216	45,738	16.3%
Preferred stock dividends	900	589	52.8%

Net income applicable to common shares	$52,316	$45,149	15.9%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Annual Performance Summary (unaudited) -- 2022 vs 2021

	For the Year Ended		Percent
	12/31/2022	12/31/2021	Change
Per Share Data
Earnings per common share
Basic	$4.10	$3.49	17.5%
Diluted	$4.08	$3.47	17.6%

Cash dividends per common share	$0.76	$0.70	8.6%
Common stock dividend payout ratio	18.2%	19.9%	-8.5%

Average common shares outstanding
Basic	12,760,649	12,943,883	-1.4%
Diluted	12,821,533	13,003,428	-1.4%

Common shares outstanding at period end	12,783,646	12,743,125	0.3%

Performance Ratios
Return on average equity	15.83%	14.76%	7.2%
Return on average tangible equity (C)	19.88%	18.71%	6.3%
Return on average tangible common equity (D)	21.03%	19.51%	7.8%
Return on average assets	1.42%	1.36%	4.4%
Net interest margin (A)	3.73%	3.54%	5.4%
Efficiency ratio (B)	47.76%	49.22%	-3.0%

NOTES

(A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21%.

(B) - Computed on a tax equivalent basis excluding acquisition-related expenses gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

(C) - Return on average tangible equity = (Net income + Amortization of intangibles [after-tax]) / (Average shareholders' equity - Average intangible assets).

(D) - Return on average tangible common equity = (Net income + Amortization of intangibles [after-tax]) / (Average common shareholders' equity - Average intangible assets).

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary (unaudited)

	For the Quarter Ended
Dollars in thousands	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Statements of Income
Interest income
Loans, including fees	$43,589	$38,784	$32,766	$30,224	$28,979
Securities	4,181	3,497	2,752	2,623	2,763
Other	70	170	45	46	75
Total interest income	47,840	42,451	35,563	32,893	31,817
Interest expense
Deposits	10,194	6,140	2,622	1,727	1,718
Borrowings	3,293	2,198	1,976	1,612	1,267
Total interest expense	13,487	8,338	4,598	3,339	2,985

Net interest income	34,353	34,113	30,965	29,554	28,832
Provision for credit losses	1,500	1,500	2,000	1,950	1,500
Net interest income after provision for credit losses	32,853	32,613	28,965	27,604	27,332

Noninterest income
Trust and wealth management fees	750	725	745	757	847
Mortgage origination revenue	286	538	317	339	1,361
Service charges on deposit accounts	1,526	1,550	1,674	1,401	1,501
Bank card revenue	1,513	1,639	1,618	1,491	1,528
Net gains/(losses) on equity investments	280	283	(669)	372	202
Net realized losses on debt securities	(24)	(242)	(289)	(152)	(109)
Bank owned life insurance and annuity income	367	229	331	283	293
Other income	167	165	129	54	330
Total noninterest income	4,865	4,887	3,856	4,545	5,953
Noninterest expense
Salaries and employee benefits	10,532	10,189	10,030	9,700	8,977
Net occupancy expense	1,328	1,301	1,258	1,242	1,265
Equipment expense	1,769	1,851	1,791	1,843	1,902
Professional fees	386	372	507	362	438
Advertising and public relations	280	276	165	172	216
Amortization of intangibles	351	354	355	378	387
FDIC premiums	352	292	190	390	330
Bank card expense	679	726	810	714	703
Foreclosed properties expense, net of (gains)/losses	159	26	141	(90)	403
Acquisition-related expenses	81	—	4	29	57
Other expenses	2,932	3,834	2,358	2,459	3,250
Total noninterest expense	18,849	19,221	17,609	17,199	17,928
Income before income taxes	18,869	18,279	15,212	14,950	15,357
Income tax expense	3,783	3,856	3,198	3,257	2,777
Net income	15,086	14,423	12,014	11,693	12,580
Preferred stock dividends	225	225	225	225	225

Net income applicable to common shares	$14,861	$14,198	$11,789	$11,468	$12,355

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary (unaudited)

	For the Quarter Ended
	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Per Share Data
Earnings per common share
Basic	$1.16	$1.11	$0.92	$0.90	$0.96
Diluted	$1.16	$1.11	$0.92	$0.90	$0.95

Cash dividends per common share	$0.20	$0.20	$0.18	$0.18	$0.18
Common stock dividend payout ratio	16.9%	17.7%	19.1%	19.7%	18.5%

Average common shares outstanding
Basic	12,775,703	12,766,473	12,754,724	12,745,297	12,916,555
Diluted	12,837,637	12,835,670	12,810,174	12,801,903	12,976,181

Common shares outstanding at period end	12,783,646	12,774,645	12,763,422	12,753,094	12,743,125

Performance Ratios
Return on average equity	17.50%	17.05%	14.48%	14.20%	15.48%
Return on average tangible equity (C)	21.75%	21.33%	18.28%	18.02%	19.72%
Return on average tangible common equity (D)	22.96%	22.20%	19.00%	18.74%	20.55%
Return on average assets	1.54%	1.51%	1.30%	1.30%	1.42%
Net interest margin (A)	3.80%	3.84%	3.66%	3.61%	3.49%
Efficiency ratio (B)	46.40%	47.95%	47.45%	49.44%	48.85%

NOTES

(A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21%.

(B) - Computed on a tax equivalent basis excluding acquisition-related expenses, gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

(C) - Return on average tangible equity = (Net income + Amortization of intangibles [after-tax]) / (Average shareholders' equity - Average intangible assets).

(D) - Return on average tangible common equity = (Net income + Amortization of intangibles [after-tax]) / (Average common shareholders' equity - Average intangible assets).

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data (unaudited)

Dollars in thousands, except per share amounts	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021

Assets
Cash and due from banks	$16,469	$16,141	$17,921	$18,404	$21,006
Interest bearing deposits other banks	28,248	29,510	31,680	42,853	57,452
Debt securities, available for sale	405,201	383,965	368,049	374,855	401,103
Debt securities, held to maturity	96,163	96,640	97,116	97,589	98,060
Equity investments	29,494	20,314	19,905	20,574	20,202
Other investments	16,029	18,105	18,329	10,974	11,304
Loans, net	3,043,919	3,038,377	2,941,813	2,817,998	2,729,093
Property held for sale	5,067	5,193	5,319	6,900	9,858
Premises and equipment, net	53,981	54,628	55,034	55,713	56,371
Goodwill and other intangible assets	62,150	62,502	62,856	63,212	63,590
Cash surrender value of life insurance policies and annuities	71,640	71,216	71,073	70,825	60,613
Derivative financial instruments	40,506	42,179	31,452	24,455	11,187
Other assets	47,825	48,529	42,252	39,339	36,880
Total assets	$3,916,692	$3,887,299	$3,762,799	$3,643,691	$3,576,719

Liabilities and Shareholders' Equity
Deposits	$3,169,879	$3,108,072	$2,975,304	$3,008,063	$2,943,089
Short-term borrowings	225,999	273,148	291,447	140,146	140,146
Long-term borrowings and subordinated debentures, net	123,543	123,427	123,311	123,260	123,159
Other liabilities	42,741	40,978	38,846	41,756	42,852
Total liabilities	3,562,162	3,545,625	3,428,908	3,313,225	3,249,246
Preferred stock and related surplus	14,920	14,920	14,920	14,920	14,920
Common stock and related surplus	90,696	90,345	90,008	89,675	89,301
Retained earnings	260,393	248,084	236,438	226,944	217,770
Accumulated other comprehensive income (loss)	(11,479)	(11,675)	(7,475)	(1,073)	5,482
Total shareholders' equity	354,530	341,674	333,891	330,466	327,473
Total liabilities and shareholders' equity	$3,916,692	$3,887,299	$3,762,799	$3,643,691	$3,576,719

Book value per common share	$26.57	$25.58	$24.99	$24.74	$24.53
Tangible book value per common share (A)	$21.70	$20.69	$20.07	$19.79	$19.54
Tangible common equity to tangible assets (B)	7.2%	6.9%	6.9%	7.0%	7.1%

NOTES

(A) - Tangible book value per share = (Common stock and related surplus plus Retained earnings plus Accumulated other comprehensive income/loss - Intangible assets) / Common shares outstanding.

(B) - Tangible common equity to tangible assets = (Common stock and related surplus plus Retained earnings plus Accumulated other comprehensive income/loss - Intangible assets) / (Total assets - Intangible assets).

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Regulatory Capital Ratios (unaudited)

	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Summit Financial Group, Inc.
CET1 Risk-based Capital	8.6%	8.2%	8.2%	8.3%	8.4%
Tier 1 Risk-based Capital	9.5%	9.2%	9.2%	9.3%	9.5%
Total Risk Based Capital	13.5%	13.1%	13.3%	13.5%	13.8%
Tier 1 Leverage	8.5%	8.4%	8.4%	8.4%	8.3%

Summit Community Bank, Inc.
CET1 Risk-based Capital	11.6%	11.3%	11.4%	11.6%	11.9%
Tier 1 Risk-based Capital	11.6%	11.3%	11.4%	11.6%	11.9%
Total Risk Based Capital	12.6%	12.2%	12.4%	12.5%	12.8%
Tier 1 Leverage	10.4%	10.3%	10.4%	10.5%	10.4%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition (unaudited)

Dollars in thousands	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021

Commercial	$501,844	$512,771	$455,202	$447,482	$365,301
Mortgage warehouse lines	130,390	194,740	171,399	164,895	227,869
Commercial real estate
Owner occupied	467,050	473,298	502,152	491,059	484,708
Non-owner occupied	1,004,368	960,627	963,646	910,174	866,031
Construction and development
Land and development	106,362	104,437	106,840	103,203	100,805
Construction	282,935	248,564	211,955	171,383	146,038
Residential real estate
Conventional	386,874	382,203	377,980	375,240	384,794
Jumbo	92,103	87,449	79,803	81,443	79,108
Home equity	71,986	72,756	71,136	70,770	72,112
Consumer	35,372	35,116	33,816	32,095	31,923
Other	3,534	3,166	2,947	2,877	2,702
Total loans, net of unearned fees	3,082,818	3,075,127	2,976,876	2,850,621	2,761,391
Less allowance for loan credit losses	38,899	36,750	35,063	32,623	32,298
Loans, net	$3,043,919	$3,038,377	$2,941,813	$2,817,998	$2,729,093

Unfunded loan commitments	$925,657	$889,854	$876,157	$840,705	$688,493

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Deposit Composition (unaudited)

Dollars in thousands	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Core deposits
Non interest bearing checking	$553,616	$619,067	$600,791	$629,002	$568,986
Interest bearing checking	1,743,299	1,475,643	1,238,368	1,134,964	1,127,298
Savings	496,751	582,922	645,099	702,069	698,156
Time deposits	294,630	338,668	386,562	427,076	451,713
Total core deposits	3,088,296	3,016,300	2,870,820	2,893,111	2,846,153

Brokered deposits	32,790	32,778	32,767	32,755	14,677
Other non-core time deposits	48,793	58,994	71,717	82,197	82,259
Total deposits	$3,169,879	$3,108,072	$2,975,304	$3,008,063	$2,943,089

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information (unaudited)

	For the Quarter Ended
Dollars in thousands	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021

Gross loan charge-offs	$250	$265	$306	$618	$282
Gross loan recoveries	(249)	(257)	(147)	(109)	(89)
Net loan charge-offs	$1	$8	$159	$509	$193

Net loan charge-offs to average loans (annualized)	0.00%	0.00%	0.02%	0.07%	0.03%

Allowance for loan credit losses	$38,899	$36,750	$35,063	$32,623	$32,298
Allowance for loan credit losses as a percentage of period end loans	1.26%	1.19%	1.18%	1.14%	1.17%
Allowance for credit losses on unfunded loan commitments ("ULC'")	$6,947	$7,597	$7,792	$8,392	$7,275
Allowance for credit losses on ULC as a percentage of period end ULC	0.75%	0.85%	0.89%	1.00%	1.06%

Nonperforming assets:
Nonperforming loans
Commercial	$93	$347	$345	$433	$740
Commercial real estate	1,750	1,860	2,703	4,765	4,603
Residential construction and development	851	902	1,053	968	1,560
Residential real estate	5,117	6,083	6,799	5,549	5,772
Consumer	12	8	37	20	21
Total nonperforming loans	7,823	9,200	10,937	11,735	12,696
Foreclosed properties
Commercial real estate	297	297	440	1,251	1,389
Commercial construction and development	2,187	2,332	2,332	2,332	2,332
Residential construction and development	2,293	2,293	2,293	3,018	5,561
Residential real estate	290	271	254	299	576
Total foreclosed properties	5,067	5,193	5,319	6,900	9,858
Other repossessed assets	—	—	—	—	—
Total nonperforming assets	$12,890	$14,393	$16,256	$18,635	$22,554

Nonperforming loans to period end loans	0.25%	0.30%	0.37%	0.41%	0.46%
Nonperforming assets to period end assets	0.33%	0.37%	0.43%	0.51%	0.63%

Troubled debt restructurings
Performing	$18,966	$18,206	$18,657	$18,971	$18,887
Nonperforming	1,648	1,920	2,236	1,822	2,039
Total troubled debt restructurings	$20,614	$20,126	$20,893	$20,793	$20,926

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Loans Past Due 30-89 Days (unaudited)

Dollars in thousands	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021

Commercial	$3,168	$1,329	$989	$388	$751
Commercial real estate	641	1,550	4,084	1,446	683
Construction and development	317	236	821	645	45
Residential real estate	6,231	2,824	3,452	3,407	3,552
Consumer	253	216	196	69	190
Other	22	4	14	28	22
Total	$10,632	$6,159	$9,556	$5,983	$5,243

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)

Average Balance Sheet, Interest Earnings & Expenses and Average Rates

Q4 2022 vs Q3 2022 vs Q4 2021 (unaudited)

	Q4 2022			Q3 2022			Q4 2021
	Average	Earnings/	Yield/	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest (1)
Taxable	$3,100,595	$43,549	5.57%	$3,018,219	$38,741	5.09%	$2,640,975	$28,916	4.34%
Tax-exempt (2)	4,525	52	4.56%	4,834	54	4.43%	6,888	81	4.67%
Securities
Taxable	280,114	2,747	3.89%	283,645	2,273	3.18%	349,541	1,806	2.05%
Tax-exempt (2)	219,245	1,813	3.28%	203,951	1,549	3.01%	177,757	1,212	2.71%
Interest bearing deposits other banks and Federal funds sold	25,785	70	1.08%	49,048	170	1.38%	132,471	75	0.22%
Total interest earning assets	3,630,264	48,231	5.27%	3,559,697	42,787	4.77%	3,307,632	32,090	3.85%

Noninterest earning assets
Cash & due from banks	16,892			17,455			21,037
Premises & equipment	54,431			54,976			56,566
Intangible assets	62,336			62,705			63,810
Other assets	191,926			171,409			126,635
Allowance for credit losses	(37,377)			(35,381)			(32,691)
Total assets	$3,918,472			$3,830,861			$3,542,989

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing demand deposits	$1,615,275	$7,848	1.93%	$1,454,815	$4,276	1.17%	$1,128,637	$319	0.11%
Savings deposits	529,039	1,651	1.24%	611,075	1,243	0.81%	692,893	590	0.34%
Time deposits	399,101	695	0.69%	461,134	621	0.53%	560,140	809	0.57%
Short-term borrowings	276,823	1,868	2.68%	191,421	850	1.76%	140,146	365	1.03%
Long-term borrowings and subordinated debentures	123,488	1,425	4.58%	123,368	1,348	4.34%	86,509	902	4.14%
Total interest bearing liabilities	2,943,726	13,487	1.82%	2,841,813	8,338	1.16%	2,608,325	2,985	0.45%

Noninterest bearing liabilities
Demand deposits	586,617			609,424			568,764
Other liabilities	43,378			41,339			40,905
Total liabilities	3,573,721			3,492,576			3,217,994

Shareholders' equity - preferred	14,920			14,920			14,920
Shareholders' equity - common	329,831			323,365			310,075
Total liabilities and shareholders' equity	$3,918,472			$3,830,861			$3,542,989

NET INTEREST EARNINGS		$34,744			$34,449			$29,105

NET INTEREST MARGIN			3.80%			3.84%			3.49%
(1) For purposes of this table, nonaccrual loans are included in average loan balances.

(2) Interest income on tax-exempt securities and loans has been adjusted assuming a Federal tax rate of 21% for all periods presented. The tax equivalent adjustment resulted in an increase in interest income of $391,000, $336,000 and $273,000 for Q4 2022, Q3 2022 and Q4 2021, respectively.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
YTD 2022 vs YTD 2021 (unaudited)

	YTD 2022			YTD 2021
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest (1)
Taxable	$2,949,350	$145,189	4.92%	$2,487,885	$112,269	4.51%
Tax-exempt (2)	4,961	222	4.47%	9,681	458	4.73%
Securities
Taxable	295,264	8,442	2.86%	301,446	5,883	1.95%
Tax-exempt (2)	195,558	5,836	2.98%	159,266	4,541	2.85%
Interest bearing deposits other banks and Federal funds sold	46,248	331	0.72%	175,615	315	0.18%
Total interest earning assets	3,491,381	160,020	4.58%	3,133,893	123,466	3.94%

Noninterest earning assets
Cash & due from banks	17,473			19,582
Premises & equipment	55,219			54,762
Intangible assets	62,878			58,973
Other assets	167,982			119,562
Allowance for loan losses	(34,630)			(33,491)
Total assets	$3,760,303			$3,353,281

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing demand deposits	$1,350,227	$13,863	1.03%	$1,044,817	$1,409	0.13%
Savings deposits	627,630	4,155	0.66%	673,259	2,471	0.37%
Time deposits	479,545	2,665	0.56%	569,420	4,302	0.76%
Short-term borrowings	204,265	3,786	1.85%	140,146	1,768	1.26%
Long-term borrowings and subordinated debentures	123,331	5,292	4.29%	58,974	2,534	4.30%
Total interest bearing liabilities	2,784,998	29,761	1.07%	2,486,616	12,484	0.50%

Noninterest bearing liabilities
Demand deposits	597,199			518,311
Other liabilities	42,005			38,545
Total liabilities	3,424,202			3,043,472

Shareholders' equity - preferred	14,920			10,327
Shareholders' equity - common	321,181			299,482
Total liabilities and shareholders' equity	$3,760,303			$3,353,281

NET INTEREST EARNINGS		$130,259			$110,982

NET INTEREST MARGIN			3.73%			3.54%

(1) For purposes of this table, nonaccrual loans are included in average loan balances.

(2) Interest income on tax-exempt securities and loans has been adjusted assuming a Federal tax rate of 21%. The tax equivalent adjustment resulted in an increase in interest income of $1,273,000 and $1,050,000 for the YTD 2022 and YTD 2021, respectively.